AMENDMENT AND WAIVER AGREEMENT No.1
			   TO
       AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT


	AMENDMENT AGREEMENT NO. I dated
April 10, 1998, to the Amended and Restated Revolving
Credit Agreement dated as of September 15, 1997 (as heretofore amended, and as may be further amended, restated, modified or supplemented from time to time, the "Credit Agreement") among Jitney-Jungle Stores of
America, Inc. ("Jitney Jungle"), Southern Jitney Jungle
Company, McCarty-Holman Co., Inc., Jitney-Jungle
Bakery, Inc., Pump and Save, Inc., Interstate Jitney
Jungle Stores, Inc., Delta Acquisition Corporation and
Delchamps, Inc. ("Delchamps") (each a "Borrowers"), the Guarantors named therein, the Lenders named therein and Fleet Capital Corporation, as Agent.

	WHEREAS the Borrowers requested that the Agent and the Lenders agree to amend certain provisions contained in the Credit Agreement;

	WHEREAS the Lenders are willing to amend such provisions on the terms and conditions hereof;

	WHEREAS Delchamps and Jitney Jungle have entered into an Agreement for
Purchase and Sale of Retail Grocery Stores dated as of January 26, 1998 attached hereto as Exhibit A (as amended from time to time, the "Bruno's Sale
Agreement"), with Bruno's, Inc., an Alabama corporation ("Bruno's"), whereby Jitney Jungle and Delchamps have agreed to sell four Delchamps stores
(Delchamps store numbers 10, 11, 18 and 35) to
Bruno's (the "Bruno's Sale") for the purchase price described in the Bruno's Sale Agreement (the "Bruno's
Purchase Price");

	WHEREAS Delchamps desires to sell a certain parcel of land located in Gulfport, Mississippi (the
"Gulfport Sale") as more fully described in the Contract of Purchase and Sale dated March 27, 1997, attached hereto as Exhibit B, among Delchamps, and John M.
Mladinich.

	WHEREAS Jitney Jungle intends to form a
wholly-owned subsidiary named JJ Construction Corp., a Mississippi corporation ("JJ Construction") and requests that the Agent and the Lenders consent to the formation of JJ Construction;

	WHEREAS the Borrowers have requested that the Lenders waive certain provisions of the Credit
Agreement as to the Bruno's Sale, the Gulfport Sale and the formation of JJ Construction;


	WHEREAS the Lenders are willing to waive certain provisions of the Credit Agreement on the terms and conditions hereof;


	NOW, THEREFORE, the Borrowers, the
Guarantors, the Lenders and the Agent hereby agree as follows:

	SECTION 1       CAPITALIZED TERMS.
Capitalized terms used herein and not defined shall have the respective meanings assigned to such terms in the Credit Agreement.

	SECTION 2       AMENDMENTS TO THE
CREDIT AGREEMENT. The Credit Agreement shall be, and upon the fulfillment of the conditions set forth in Section 6 hereof is, amended as follows:

	SECTION 2.1 SCHEDULE II is deleted in its entirety and SCHEDULE II attached hereto shall be substituted therefor.

	SECTION 2.2 The phrase "fiscal quarter ending
January 10,1998" contained in the definition of Initial
Adjustment Date is deleted and the phrase "fiscal quarter ending March 28, 1998" shall be substituted therefor.

	SECTION 2.3 The phrase "Fiscal Year ending on or about May 2, 1998" contained in Section 2.07
(b)(ii)(B) is deleted and the phrase "Fiscal Year ending on or about January 3, 1998" shall be substituted therefor.

	SECTION 2.4     The phrase "Saturday nearest to
April 30 of each year" in Section 6.09 is deleted and the phrase "Saturday nearest to December 31 of each year" shall be substituted therefor.

	SECTION 2.5 The phrase "Indebtedness to A.I.
Credit Corp. incurred in connection with a Premium
Finance Agreement, Disclosure Statement and Security
Agreement dated as of May 29, 1997 in a maximum amount of $16,000,000" in Section 7.03 (xii) is deleted and the phrase 'Indebtedness to A.I. Credit Corp.
incurred in connection with a Premium Finance
Agreement, Disclosure Statement and Security
Agreement dated as of May 29, 1997, as amended, in a maximum amount of $28,000,000" shall be substituted therefor.


	SECTION 2.6 Section 7.09 is hereby amended in its entirety to read as follows:

Leverage Ratio Permit the Leverage Ratio at the end of each fiscal quarter set forth below to be greater than:

Date of Determination                           Ratio

The Fiscal Quarters ending                      5.50:1.00
January 3, 1998, March 28, 1998,
June 20, 1998 and September 12, 1998

The Fiscal Quarter ending                       5.00:1.00
January 2, 1999

Each Fiscal Quarter ending                      4.40:1.00
in Fiscal Year 1999

Each Fiscal Quarter ending                      4.30:1.00
in Fiscal Year 2000

Each Fiscal Quarter ending                      3.90:1.00
in Fiscal Year 2001

Each Fiscal Quarter ending                      3.60:1.00
in Fiscal Year 2002

Each Fiscal Quarter ending                      3.40:1.00
in Fiscal Year 2003

	SECTION 2.7 Section 7.10 shall be amended by adding the phrases "The Fiscal Quarter ending January
3, 1998" and "1.65:1.00" immediately below the Date of Determination and the Ratio column headings, respectively.

	SECTION 2.8 Section 7.11 hereby amended in its entirety to read as follows:

EBITDA Permit EBITDA at the end of each fiscal quarter for the four most recent consecutive fiscal quarters ending on or prior to the date of determination to be less than the following amounts; provided, that for the fiscal quarters ending January 3, 1998, March 28,
1998 and June 20, 1998, EBITDA shall be calculated, with respect to Jitney Jungle and its subsidiaries (other than Delchamps and its subsidiaries), for the number of fiscal quarters that shall have elapsed since May 3,1997 and with respect to Delchamps and its subsidiaries, for the period commencing June 29, 1997 though the date of determination:



	Date of Determination                   Amount

	Fiscal Quarter ending                  $54,000,000
	  January 3, 1998

	Fiscal Quarter ending                   $70,000,000
	  March 28, 1998

	Fiscal Quarter ending                   $76,800,000
	  June 20, 1998

	Fiscal Quarter ending                   $77,600,000
	  September 12, 1998

	Fiscal Quarter ending                   $96,800,000
	  January 2, 1999

	Each Fiscal Quarter ending              $112,000,000
	  in Fiscal Year 1999

	Each Fiscal Quarter ending              $114,000,000
	  in Fiscal Year 2000

	Each Fiscal Quarter ending              $124,000,000
	  in Fiscal Year 2001

	Each Fiscal Quarter ending              $135,000,000
	  in Fiscal Year 2002

	Each Fiscal Quarter ending              $148,000,000
	  in Fiscal Year 2003

	SECTION 3. WAIVER AND CONSENT (BRUNO'S SALE)

	SECTION 3.1. The Agent and the Lenders
hereby consent to the Bruno's Sale as described above and pursuant to the Bruno's Sale Agreement; provided, however, that all Net Cash Proceeds from the Bruno's
Sale shall be applied to the prepayment of the Loans pursuant to Section 2.09(d)(i) of the Credit Agreement.

	SECTION 3.2. The Agent and the Lenders
hereby agree that the provision of Section 2.07(b)(ii) of the Credit Agreement with respect to the mandatory permanent reduction of the Total Commitment and Supplemental Availability shall not be applicable to the Net Cash Proceeds of the Bruno's Purchase Price used for the prepayment of the Loans pursuant to Section 3.1 above.

	SECTION 3.3. The Agent and the Lenders
acknowledge that Delchamps and Jitney Jungle have made a Reinvestment Election pursuant to Section
2.o9(d)(i) of the Credit Agreement with regard to the Net Cash Proceeds from the Bruno's Sale.

	SECTION 3.4. The Agent and the Lenders
agree that any Net Cash Proceeds
from the Bruno's Sale reinvested in Reinvestment
Assets shall not be applied toward (x) the $1,000,000 per fiscal year limit or (y) the $5,000,000 limit from the Initial Closing Date until the Final Maturity Date on such reinvestment as provided in Section 2.09(d)(i) of the Credit Agreement.


	SECTION 4. WAIVER AND CONSENT (GULFPORT SALE)

	SECTION 4.1. The Agent and the Lenders
hereby consent to the Gulfport Sale as described above and pursuant to the Gulfport Sale Agreement; provided, however, that all Net Cash Proceeds from the Gulfport
Sale shall be applied to the prepayment of the Loans pursuant to Section 2.09(d}(i) of the Credit Agreement.

	SECTION 4.2. The Agent and the Lenders
hereby agree that the provision of Section 2.07(b)(ii) of the Credit Agreement with respect to the mandatory permanent reduction of the Total Commitment and Supplemental Availability shall not be applicable to the Net Cash Proceeds of the Gulfport Sale used for the prepayment of the Loans pursuant to Section 4.1 above.

	SECTION 4.3. The Agent and the Lenders
acknowledge that Delchamps and Jitney Jungle have made a Reinvestment Election pursuant to Section
2.09(d)(i) of the Credit Agreement with regard to the Net Cash Proceeds from the Gulfport Sale.

	SECTION 4.4. The Agent and the Lenders
agree that any Net Cash Proceeds
from the Gulfport Sale reinvested in Reinvestment
Assets shall not be applied toward (x) the $1,000,000 per fiscal year limit or (y) the $5,000,000 limit from the Initial Closing Date until the Final Maturity Date on such reinvestment as provided in Section 2.09(d)(i) of the Credit Agreement.


	SECTION 5. FORMATION OF JJ CONSTRUCTION.

	SECTION 5.1. The Agent and the Lenders
hereby consent to the formation of JJ Construction in accordance with Section 7.22 of the Credit Agreement
JJ Construction shall exist solely for the purpose of constructing new supermarkets and related facilities to be owned and operated by the Borrowers. JJ
Construction shall engage in no other activity including, but not limited to, the operation of any supermarket or the acquisition of any inventory.

	SECTION 5.2. By executing and delivering this Amendment Agreement No.1, JJ Construction hereby becomes a Guarantor under the Credit Agreement and a Grantor under the Security Agreement and agrees to be bound by, and to comply with the provisions of each of the Credit Agreement and the Security Agreement in the same manner as if JJ Construction were an original signatory thereto as a Guarantor and a Grantor, respectively.

	SECTION 5.3. Jitney Jungle hereby agrees to pledge its stock in JJ Construction to the Agent pursuant to the terms and conditions of the Pledge
Agreement and promptly to deliver or cause to be delivered to the Agent the stock certificates evidencing its ownership of JJ Construction, together with stock powers, undated and executed in blank, in form and substance satisfactory to the Agent The parties hereto hereby further agree to amend Schedule I to the Pledge
Agreement by deleting it in its entirety and substituting
Schedule I attached hereto therefor.

	SECTION 6. CONDITIONS PRECEDENT

	This Amendment Agreement shall become
effective on such date as the following conditions have been satisfied in full or waived by the Agent in writing:

	SECTION 6.1 The Agent shall have received in form and substance satisfactory to the Agent and its counsel Agreement.

	6.1.1   Copies of the Bruno's Sale Agreement
and the Gulfport Sale Agreement.

	6.1.2 A certificate signed by the Secretary of each Borrower, Grantor and Guarantor, dated the date hereof, Certifying that attached thereto is a true and complete copy of resolutions adopted by such person's
Board of Directors authorizing the execution, delivery and performance of this Amendment Agreement, and that such resolutions have not been modified, rescinded or amended and are in full force and effect.

	6.1.3 Each of (a) a copy of the certificate or articles of incorporation, as amended to date, of JJ Construction, certified as of a recent date by the Secretary of State of the State of Mississippi, and a certificate as to the good standing of JJ Construction from such Secretary of the State, dated as of a recent date;
(b) a certificate of the Secretary of JJ Construction, dated the date hereof and certifying (I) that attached thereto is a true and complete copy of the By-laws of JJ Construction as in effect on the date of such certificate and at all times since a date prior to the date of the resolution described in item (ii) below, (ii) that attached thereto is a true and complete copy of a resolution adopted by the Board of Directors of JJ Construction authorizing the execution, delivery and performance of this Amendment Agreement, the Credit Agreement, the
Security Documents the Notes, the other Loan
Documents and the Credit Events thereunder, as applicable, and that such resolution has not been modified rescinded or amended and is in full force and effect, (iii) that JJ Construction's certificate or articles of incorporation has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to (a) above, and (iv) as to the incumbency and specimen signature of each of JJ Construction's officers executing this Amendment
Agreement or any other Loan Documents delivered in connection herewith or therewith, as applicable and (c) a certificate of another of JJ Construction's officers as to incumbency and signature of its Secretary.

	6.1.4 Each document (including, without
limitation, each Uniform Commercial Code financing statement) required by law or required by the Agent to be filed, registered or recorded in order to create in favor of the Agent for the benefit of the Secured Parties a first priority perfected security interest in the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested. The Agent shall have received evidence satisfactory to it, of each such filing, registration or recordation.

	6.1.5 A certificate signed by a Financial Officer of each Borrower and Guarantor, that (i) the representations and warranties made in this Amendment
Agreement are true and correct, both immediately prior to and after giving effect to the transactions contemplated herein, and (ii) there exists no unwaived Default or Event of Default.

	6.1.6 Counterparts of this Amendment executed by each Borrower, each Guarantor, each Grantor and the Required Lenders shall have been delivered to the Agent.

	6.1.7 Such other approvals, opinions or
documents as the Agent may reasonably request.

	SECTION 6.2 All representations and
warranties contained in this Amendment Agreement or otherwise made in writing to the Agent in connection herewith shall be true and correct in all mated respects.

	SECTION 6.3 No unwaived Default or Event of
Default has occurred and is continuing.

	SECTION 6.4 Messrs. Kaye, Scholer, Fierman,
Hays & Handler, LLP, counsel to the Agent, shall have received payment in full for all legal fees charged, and all costs and expenses incurred, by such counsel in connection with the transactions contemplated under this Amendment Agreement and the other Loan
Documents and instruments in connection herewith and therewith.

	SECTION 7.  MISCELLANEOUS

	SECTION 7.1 Each of the Borrowers and each Guarantor reaffirms and restates the representations and warranties set forth in Article IV of the Credit
Agreement, as amended by this Amendment Agreement and all such representations and warranties shall be true and correct on the date hereof with the same force and effect as it made on such date (except insofar as such representation and warranties relate to expressly to an earlier date). Each of the Borrowers and each Guarantor represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Agent that:

	(a) It has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Amendment Agreement and has taken or caused to be taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment Agreement;

	(b)     No consent of any other person
(including, without limitation, shareholders or creditors of any Borrower or a Guarantor), and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution, delivery and performance of this Amendment Agreement;

	(c)     This Amendment Agreement and the
other instruments and documents contemplated hereby have been duly executed and delivered by a duly authorized officer on behalf of such party, and constitutes a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and the exercise of judicial discretion in accordance with general principles of equity; and

	(d)     The execution, delivery and performance
of this Amendment Agreement and the other instruments and documents contemplated hereby will not violate any law, statute or regulation, or any order or decree of any court or governmental instrumentality, or conflict with, or result in the breach of, or constitute a default under any contractual obligation of such party.

	SECTION 7.2  Except as herein expressly
amended nothing herein shall be deemed to be a waiver of any covenant or agreement contained in the Credit
Agreement, and each Borrower and each Guarantor hereby agrees that air of the covenants and agreements contained in the Credit Agreement and the other Loan
Documents are hereby ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

	SECTION 7.3 All references to the Credit
Agreement in the Credit Agreement or any other Loan
Document and the other documents and instruments delivered pursuant to or in connection therewith shall mean such Agreement as amended hereby and as each may in the future be amended, restated, supplemented or modified from time to time.

	SECTION 7.4 This Amendment Agreement may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement.

	SECTION 7.5 De1ivery of an executed
counterpart of a signature page by telecopier shall be effective as delivery of a manually executed counterpart.

	SECTION 7.6 This Amendment Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

	SECTION 7.7 The parties hereto shall, at any time and from time to time following the execution of this Amendment Agreement, execute and deliver all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to carry out the provisions of this Amendment
Agreement.

	[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


	IN WITNESS WHEREOF, the parties
have caused this Amendment Agreement to be executed by their respective officers thereunto duly authorized, as to the dare first above written.


				JITNEY-JUNGLE STORES OF AMERICA, INC.,
				     as Borrower and as Guarantor



				By:   /s/ R. Barry Cannada
				Name:   R. Barry Cannada
				Title:  Executive Vice President
					General Counsel




				SOUTHERN JITNEY JUNGLE COMPANY,
				     as Borrower and Guarantor


				By:   /s/ R. Barry Cannada
				Name:   R. Barry Cannada
				Title:  Executive Vice President
					General Counsel



				McCARTY-HOLMAN CO., INC.,
				     as Borrower and Guarantor


				By:   /s/ R. Barry Cannada
				Name:   R. Barry Cannada
				Title:  Executive Vice President
					General Counsel



			       JITNEY-JUNGLE BAKERY, INC.,
				     as Borrower and Guarantor


				By:   /s/ R. Barry Cannada
				Name:   R. Barry Cannada
				Title:  Executive Vice President
					General Counsel

				PUMP AND SAVE, INC.,
				     as Borrower and as Guarantor



				By:   /s/ R. Barry Cannada
				Name:   R. Barry Cannada
				Title:  Executive Vice President
					General Counsel




				INTERSTATE JITNEY JUNGLE STORES, INC.,
				     as Borrower and Guarantor


				By:   /s/ R. Barry Cannada
				Name:   R. Barry Cannada
				Title:  Executive Vice President
					General Counsel



				DELCHAMPS, INC.,
				     as Borrower and Guarantor


				By:   /s/ R. Barry Cannada
				Name:   R. Barry Cannada
				Title:  Executive Vice President
					General Counsel



			       JJ CONSTRUCTION CORP.



				By:   /s/ R. Barry Cannada
				Name:   R. Barry Cannada
				Title:  Executive Vice President
					General Counsel



			       SUPERMARKET CIGARETTE SALES, INC.,
				     as Guarantor


				By:   /s/ R. Barry Cannada
				Name:   R. Barry Cannada
				Title:  Executive Vice President
					General Counsel

				FLEET CAPITAL CORPORATION, as Agent



				By:   /s/ Thomas Maiale
				Name:   Thomas Maiale
				Title:  Vice President



				FLEET CAPITAL CORPORATION, as Lender



				By:   /s/ Thomas Maiale
				Name:   Thomas Maiale
				Title:  Vice President



				BTM CAPITAL CORPORATION, as Lender



				By:   /s/ William R. Zork, Jr.
				Name:   William R. Zork, Jr.
				Title:  Executive Vice President



				HELLER FINANCIAL INC., as Lender



				By:   /s/ Stephen M. Metivier
				Name:   Stephen M. Metivier
				Title:  Assistant Vice President



			       IBJ SCHRODER BUSINESS CREDIT CORP.,
				      as Lender


				By:   /s/ James M. Steffy
				Name:   James M. Steffy
				Title:  Vice President

				NATIONAL BANK OF CANADA, a Canadian
				      Chartered Bank, as Lender



				By:   /s/ J. Michael Smith
				Name:   J. Michael Smith
				Title:  Vice President

				By:   /s/ Grothan R. Frosh
				Name:   Grothan R. Frosh
				Title:  Vice President


				NATIONAL CITYBANK, as Lender



				By:   /s/ Joseph D. Robinson
				Name:   Joseph D. Robinson
				Title:  Vice President



				DEUTSCHE FINANCIAL SERVICES HOLDING
					 CORPORATION, as Lender



				By:   /s/ Mark Tauber
				Name:   Mark Tauber
				Title:  Executive Vice President



				FLEET BANK, N.A., as a Letter of
					Credit Issuer



				By:   /s/ Thomas Maiale
				Name:   Thomas Maiale
				Title:  Vice President